UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

January 21, 2009

Date of Report (date of earliest event reported)

XTENT, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33282	41-2047573
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

125 Constitution Drive

Menlo Park, California 94025-1118

(Address of principal executive offices)

(650) 475-9400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

On January 21, 2009, the board of directors of XTENT, Inc., or the Company, approved an initiative to reduce its headcount by eliminating 115 positions.  This reduction represents approximately 94% of the Company’s total workforce, and the reduction is expected to be completed during March 2009.

The Company estimates that the total amounts to be incurred in connection with the initiative will be approximately $1.1 million to $1.2 million, all of which is expected to be cash expenditures.  Most of these expenses are expected to be incurred in the first quarter of 2009.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws.  These statements include, but are not limited to, those concerning the accounting charges and the cash expenditures to be incurred in connection with the reduction in workforce, the timing of the completion of the reduction in workforce and the expected reduction in the number of personnel.  Forward-looking statements are based on management’s current, preliminary expectations, and are subject to risks and uncertainties that could cause actual results to differ from the results predicted and which are included in the “Risk Factors” section of XTENT’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008.  This Quarterly Report was filed with the SEC on November 12, 2008, and is available on the Company’s investor relations website at http://www.xtentinc.com and on the SEC’s website at http://www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made.  XTENT undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 21, 2009, the Board of Directors of the Company established a non-equity retention program for the following executive officers of the Company:

Name	Title	Non-Equity Retention Amounts
Gregory D. Casciaro	President and Chief Executive Officer	$283,950
Timothy D. Kahlenberg	Chief Financial Officer	$96,180
Randolph E. Campbell	Chief Technical Officer	$98,980
Philippe Marco	Vice President, Quality Assurance, Clinical and Regulatory Affairs	$131,700
Anne-Marie Hodkinson	Vice President, Human Resources	$69,000

The Company expects to retain the above officers for various periods. Each officer will receive the applicable non-equity retention amount provided such officer remains employed through his or her applicable retention period.

In addition to the amounts set forth above, the Company’s Board of Directors approved the payment of $62,256 to each of Gregory D. Casciaro and Timothy D. Kahlenberg. These payments are being made by the Company to fulfill commitments made to these officers resulting from a reduction in 2008 equity incentive grants made to Mr. Casciaro and Mr. Kahlenberg and their acceptance of the remainder of their equity incentive grants at above market exercise prices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTENT, INC.

Date: January 27, 2009	By:	/s/ Timothy D. Kahlenberg
Timothy D. Kahlenberg
Chief Financial Officer